SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549
                            ______________________

                                   FORM 8-K


             Current Report Pursuantto Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported)July 6, 2000


                        Flexpoint Sensor Systems, Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)


                   0-24368                     87-0620425
          (Commission file number)   (IRS employer identification no.)


         6906 South 300 West, Midvale, Utah           84047
      (Address of principal executive offices)      (Zip code)



                                (801) 568-5111
             (Registrant's telephone number, including area code)



                  This document contains a total of 2 pages.

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Item 5. Other Events

     On March 3, 2000, Flexpoint Sensor Systems, Inc. (the "Company") closed on a financing of up to $5,000,000 pursuant to a Securities Purchase Agreement, dated March 3, 2000 (the "Securities Purchase Agreement"). Under the Securities Purchase Agreement the investor made investments of $2,000,000 in March 2000 and additional investments of $500,000 each in April, May and June. In exchange for these investments, the investor received convertible debentures in the total principal amount of $3,500,000 and Series 2000-A Warrants exercisable for 2,315,494 shares of the Company's common stock. Additional investments of $500,000 each were expected in July, August and September.

     The debentures are due and payable in full on or before March 1, 2001 and require the payment of quarterly interest payments at the rate of 8% per annum. The investor may require the redemption of the debentures if the Company's closing bid price falls to $1 or less per share for five consecutive days. In the event of mandatory redemption, the Company is required to pay to the investor an amount equal to 125% of the aggregate principal amount of the debentures plus accrued interest. In the event of non-payment, the conversion price on any future conversions is reduced by $.50 per share and interest accrues on the unpaid amounts owing at the default rate of 2.5% per month (collectively, the "Default Provisions").

      On July 6, 2000, the investor gave written notice to the Company of mandatory redemption of debentures in the aggregate principal amount of $2,800,000 as a result of the closing bid price of the Company's common stock being less than or equal to $1.00 for five consecutive days. The investor had previously elected to convert debentures in the principal amount of $700,000. The investor has given the Company notice that it is indefinitely postponing any additional investments under the Securities Purchase Agreement.

      The Company's cash reserves are not sufficient to pay the principal or interest payments due as a result of the mandatory redemption. The Company is in negotiations with the investor regarding some type of resolution to this situation, but there can be no assurance that a resolution will be found or that any such resolution will be on terms that are favorable to the Company and its stockholders. If the Company is unable to repay the obligation, of which there can be no assurance, it will have a material adverse effect on the Company due to the Default Provisions and may result in the Company ceasing operations due to a lack of working capital.

      On July 18, 2000 the investor gave the Company notice that it was converting into common stock $303,200 in principal and accrued interest.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







Date: July 21, 2000
                                       FLEXPOINT SENSOR SYSTEMS, INC.




                                       By    /s/ Douglas M. Odom
                                          ----------------------------
                                             Douglas M. Odom
                                             President, Chief Executive
                                             Officer and Director